As Filed with the Securities and Exchange Commission on July 30, 2010
Registration No.  -

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NITRO PETROLEUM INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	98-0488493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

624 W. Independence, Suite 101

Shawnee, Oklahoma  74804
(Address of principal executive offices)
Nitro Petroleum Incorporated 2010 Stock Incentive Plan
(Full title of the plans)

James G. Borem
CEO and President
624 W. Independence, Suite 101
Shawnee, Oklahoma  74804
 (405) 273-9119
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $.001	17,500,000	$0.01	$175,000	$12.48

(1)
Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low price of Nitro Petroleum Incorporated common stock, as reported on the OTC Bulletin Board® on July 29, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual Information (1)

_____________

(1)
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report on Form 10-Kfor the fiscal year ended January 31, 2010, as filed on May 17, 2010 and as amended May 25, 2010.

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, as filed June 21, 2010.

3.
The description of the Registrant's Common Stock set forth in the Registrant’s registration statement on Form 8-A12G filed with the Commission on September 13, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Article XI, Section 43 of the Registrant's By-laws provides: The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

Exhibit No.	Document
3.1	Articles of Incorporation, dated October 24, 2003 (included as exhibit 3.1 to the Form SB-2 filed April 21, 2004, and incorporated herein by reference).
3.2	By-laws, as amended, dated March 1, 2004 (included as exhibit 3.2 to the Form SB-2 filed April 21, 2004, and incorporated herein by reference).

3.3
Articles of Amendment to the Articles of Incorporation of Ingenium Capital Corp. (Name changed therein to Nitro Petroleum Incorporated) dated February 22, 2006 (included as exhibit 3.3 to the Form 10-KSB filed May 15, 2006, and incorporated herein by reference).

5*	Opinion of McAfee & Taft A Professional Corporation.

23.1*	Consent of Killman, Murrell & Company P.C.

23.2	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5).

24*	Power of Attorney (Included on signature page).

99.1*	Nitro Petroleum Incorporated 2010 Stock Incentive Plan.

______________________________

* Filed herewith

Item 9.                      Undertakings

(a) The undersigned Registrant hereby undertakes to:

(1)      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

 (2)     For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time be the initial bona fide offering; and

(3)      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer, pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, Oklahoma, on the 30th day of July, 2010.

(Registrant)                                                                                NITRO PETROLEUM INCORPORATED

By:        /s/James G. Borem
James G. Borem
CEO, Interim CFO and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Nitro Petroleum Incorporated (hereinafter the "Company"), hereby severally constitute and appoint James G. Borem our true and lawful attorney-in-fact with full power to him to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission relating to Nitro Petroleum Incorporated 2010 Stock Incentive Plan granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/James G. Borem	CEO, Interim CFO, President and Director
James G. Borem		July 30, 2010

/s/Larry Wise	Director
Larry Wise		July 30, 2010

/s/Gunther J. Weisbrich	Director
Gunther J. Weisbrich		July 30, 2010

Index to Exhibits

Exhibit No.	Document	Method of Filing
3.1	Articles of Incorporation, dated October 24, 2003 (included as exhibit 3.1 to the Form SB-2 filed April 21, 2004).	Incorporated herein by reference
3.2	By-laws, as amended, dated March 1, 2004 (included as exhibit 3.2 to the Form SB-2 filed April 21, 2004).	Incorporated herein by reference

3.3
Articles of Amendment to the Articles of Incorporation of Ingenium Capital Corp. (Name changed therein to Nitro Petroleum Incorporated) dated February 22, 2006 (included as exhibit 3.3 to the Form 10-KSB filed May 15, 2006).
Incorporated herein by reference

5*	Opinion of McAfee & Taft A Professional Corporation.	Filed herewith electronically

23.1*	Consent of Killman, Murrell & Company P.C.	Filed herewith electronically

23.2	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5).	Filed herewith electronically

24*	Power of Attorney (Included on signature page).	Filed herewith electronically

99.1*	Nitro Petroleum Incorporated 2010 Stock Incentive Plan.	Filed herewith electronically

___________________________

* Filed herewith